EXHIBIT 23(b):     Consent of Independent Auditor

                    Michael L. Stuck CPA, PC
                7585 E. Redfield Road, Suite 201
                      Scottsdale, AZ. 85260


                                                  October 1, 2001


To Whom It May Concern:

The firm of Michael L. Stuck CPA, P.C., consents to the inclusion of my report of September 28, 2001, on the audited Financial Statements of Wine Systems Design, Inc., for the period ended December 31, 2000, in any filings which are necessary now or in the near future to be filed with the United States Securities and Exchange Commission.

Signed,

/s/ Michael L. Stuck
Michael L. Stuck CPA, PC


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